Exhibit 99.1

545 E. JOHN CARPENTER FREEWAY, SUITE 1300 IRVING, TX 75062 PH: 972-444-4900 WWW.FELCOR.COM NYSE: FCH
For Immediate Release:
FELCOR REPORTS FOURTH QUARTER 2015 EARNINGS
• Industry-leading full-year RevPAR growth of 8.1%
• Implemented stock repurchase program
• Increased common stock dividend by 50%
• Began sale process for five hotels

IRVING, Texas, February 25, 2016 - FelCor Lodging Trust Incorporated (NYSE: FCH) today reported results for the fourth quarter ended December 31, 2015.
Fourth Quarter Highlights

•	Same-store RevPAR increased 5.4% over the same period in 2014.

•	Adjusted EBITDA was $50.0 million, and Same-store Adjusted EBITDA increased by $5.7 million, or 12.8%, to $50.4 million compared to the same period in 2014.

•	Hotel EBITDA increased 10.5% to $55.1 million over the same period in 2014.

•	Increased quarterly common dividend by 50% to $0.06 per share.

•	Repurchased 4.3 million shares of common stock for $29 million from December 2015 to date.

•	Began marketing five hotels, and entered into a letter of intent for Morgans and Royalton.

•	Adjusted FFO per share was $0.15.

•	Net loss per share was $0.07.
“We are pleased to have delivered industry-leading RevPAR growth in 2015 and for the last eight years. We have created a high-quality and diverse portfolio that we fully expect will continue to outperform the industry,” said Richard A. Smith, President and Chief Executive Officer of FelCor.
Mr. Smith added, “We are committed to maximizing long-term stockholder value, which includes eliminating the disparity between asset value and our stock price.  As such, we recently began marketing five hotels for sale. The sale of these hotels will reduce leverage significantly, mitigate operational risk and provide substantial capacity to repurchase our stock at a significant discount to intrinsic value. We are making excellent progress executing our strategy, which will further benefit our long-term stockholders.”

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FelCor Lodging Trust Incorporated Fourth Quarter 2015 Operating Results
February 25, 2016

Fourth Quarter Hotel Results

	Fourth Quarter
	2015	2014	Change
Same-store hotels (39)
RevPAR	$133.36	$126.57	5.4%
Total hotel revenue, in millions	$198.7	$185.0	7.4%
Hotel EBITDA, in millions	$55.1	$49.9	10.5%
Hotel EBITDA margin	27.7%	26.9%	77 bps

RevPAR for our 39 same-store hotels increased 5.4% (to $133.36) from the same period in 2014. The change reflects a 2.0% increase in ADR (to $179.39) and a 3.3% increase in occupancy (to 74.3%). Hotel EBITDA for our 39 same-store hotels increased by 10.5% to $55.1 million and Hotel EBITDA margin was 27.7% during the quarter, a 77 basis point increase.
RevPAR for the eight Wyndham hotels (which we converted from Holiday Inn on March 1, 2013) increased 9.1% (to $119.23) from the same period in 2014. Wyndham Worldwide Corporation has guaranteed the minimum annual NOI for these hotels through 2023.
See pages 13-14 and 20-22 for more detailed hotel portfolio operating data.
Fourth Quarter Operating Results

	Fourth Quarter
$ in millions, except for per share information	2015	2014	Change
Same-store Adjusted EBITDA	$50.4	$44.6	12.8%
Adjusted EBITDA	$50.0	$49.4	1.2%
Adjusted FFO per share	$0.15	$0.15	$—
Net income (loss) per share	$(0.07)	$—	$(0.07)
Same-store Adjusted EBITDA increased 12.8% to $50.4 million from the same period in 2014. Adjusted EBITDA was $50.0 million.
Adjusted FFO was $21.8 million ($0.15 per share), compared to $18.5 million ($0.15 per share) for the same period in 2014. Net loss attributable to common stockholders was $10.4 million ($0.07 per share) in 2015, compared to net income of $567,000 ($0.00 per share) for the same period in 2014. Net income in 2014 included $15.6 million of net gain on the sale of consolidated hotels.

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FelCor Lodging Trust Incorporated Fourth Quarter 2015 Operating Results
February 25, 2016

Year-to-Date Operating Results
RevPAR for our 39 same-store hotels increased 8.1% (to $144.35) from the same period in 2014. The change reflects a 5.3% increase in ADR (to $185.62) and a 2.7% increase in occupancy (to 77.8%). Hotel EBITDA for our 39 same-store hotels increased 15.8% to $246.2 million, and Hotel EBITDA margin for these properties increased 188 basis points to 29.8%.
Same-store Adjusted EBITDA increased 18.0% to $228.2 million from the same period in 2014. Adjusted EBITDA (which includes Adjusted EBITDA from sold hotels) increased 6.3% to $234.7 million from the same period in 2014.
Adjusted FFO was $115.2 million ($0.83 per share), compared to $82.2 million ($0.65 per share) for the same period in 2014. Net loss attributable to common stockholders was $45.1 million ($0.33 per share) in 2015, compared to net income of $53.4 million ($0.43 per share) for the same period in 2014. Net loss in 2015 included $30.9 million in debt extinguishment charges and a $20.9 million impairment charge offset by a $20.1 million net gain on the sale of consolidated hotels (including discontinued operations) and a $7.1 million gain on sale of an unconsolidated joint venture. Net income in 2014 included $66.7 million of net gain on the sale of consolidated hotels, a $30.2 million gain on the sale of our interest in unconsolidated hotels, and a $20.7 million gain on the fair value remeasurement of previously unconsolidated hotels.
EBITDA, Adjusted EBITDA, Same-store Adjusted EBITDA, Hotel EBITDA, Hotel EBITDA margin, FFO, Adjusted FFO and Adjusted FFO per share are all non-GAAP financial measures. See our discussion of “Non-GAAP Financial Measures” beginning on page 15 for a reconciliation of each of these measures to the most comparable GAAP financial measure and for information regarding the use, limitations and importance of these non-GAAP financial measures.
Capital Allocation
We continually strive to increase long-term stockholder value through prudent capital allocation. As part of this on-going pursuit, we look for opportunities to recycle capital that can be redeployed to strengthen our balance sheet and achieve higher returns.
Asset Sales
In 2015, we announced the next phase of our long-term strategic plan. As part of this plan, we are selling five of our hotels, including our three New York City properties. Given these hotels’ locations and quality, we expect to sell them for prices per key that reflect very attractive EBITDA multiples. We have agreed to sell the Holiday Inn Nashville Airport and received a letter of intent to sell two other hotels (Morgans and Royalton) at compelling prices. We are in discussions with potential buyers for the two remaining properties - The Knickerbocker and the Renaissance Esmeralda Indian Wells Resort & Spa.

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FelCor Lodging Trust Incorporated Fourth Quarter 2015 Operating Results
February 25, 2016

Balance Sheet
As of December 31, 2015, we had $1.4 billion of consolidated debt bearing a 5.2% weighted-average interest rate and an eight-year weighted-average maturity. We had $59.8 million of cash and cash equivalents and $17.7 million of restricted cash.
“We continue creating a strong balance sheet that will enable us to thrive throughout lodging cycles. After completing planned asset sales, we expect our pro forma leverage will be below 4.0 times, down from 8.2 times in 2010. We have successfully extended our already best-in-class debt maturity profile. Excluding our line of credit, we have no significant maturities until 2022, and more than 90% of our debt is fixed, insulating us from rising rates,” said Michael C. Hughes, Executive Vice President and Chief Financial Officer of FelCor.
Stock Repurchase Program
In 2015, our Board approved a $100 million stock repurchase program, which we implemented in December. To-date, we have purchased 4.3 million shares for $29.0 million (at an average price of $6.68 per share). We intend to continue repurchasing our common stock while it trades at a significant discount to NAV and expect the $100 million program to increase in conjunction with the contemplated asset sales.
Common Dividend
During the fourth quarter, we increased our common stock dividend by 50% to $0.06 per share. Our Board of Directors will determine future quarterly common stock dividends based on funds available for distribution, reinvestment opportunities within our portfolio and taxable income, among other things.
Capital Expenditures
During the fourth quarter, we invested $15.6 million in capital improvements at our hotels. During 2015, we invested $85.7 million at our hotels, including $33.5 million at The Knickerbocker. During 2016, we plan to invest approximately $60 million in capital improvements and renovations as part of our long-term capital plan. In addition, we expect to invest approximately $15 million in redevelopment projects this year.

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FelCor Lodging Trust Incorporated Fourth Quarter 2015 Operating Results
February 25, 2016

Outlook
We continue to expect that our RevPAR growth will exceed the industry average because of our high-quality and diverse portfolio, which is over-weighted to supply constrained markets with favorable demand trends.

Our outlook assumes that we sell the five hotels in 2016 that we are currently marketing. The low-end of our guidance assumes that we sell three hotels in the second quarter and the remaining two in the third quarter. The high-end of our guidance assumes that we sell all five hotels during the fourth quarter. Our outlook assumes Hotel EBITDA for the Wyndham hotels equals the amount guaranteed by Wyndham for 2016 (which corresponds to approximately $59 million of Hotel EBITDA).

For the year, we expect:

•	RevPAR for same-store hotels will increase 3.5-5.5%;

•	Adjusted EBITDA will be $238.0 million - $256.0 million;

•	Adjusted FFO per share will be $0.90 - $0.99;

•	Net income attributable to FelCor will be $35.6 million - $49.0 million; and

•	Interest expense, including our pro rata share from joint ventures, will be $77.0 million - $81.6 million.

The following table reconciles our Adjusted EBITDA outlook (in millions):

	Low	Middle	High
2015 Same-store Adjusted EBITDA (39 hotels)	$228.2	$228.2	$228.2
Growth(a)	20.8	24.8	28.8
Current Adjusted EBITDA (40 hotels)	$249.0	$253.0	$257.0
2016 EBITDA lost from hotels to be sold(b)	(11.0)	(6.0)	(1.0)
2016 Adjusted EBITDA	$238.0	$247.0	$256.0

(a)	Includes The Knickerbocker.

(b)	Adjusted EBITDA for the five hotels currently being marketed from their respective sale dates to December 31, 2016.

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FelCor Lodging Trust Incorporated Fourth Quarter 2015 Operating Results
February 25, 2016

About FelCor
FelCor Lodging Trust Incorporated, a real estate investment trust (REIT), owns a diversified portfolio of primarily upper-upscale and luxury hotels that are located in major urban and resort markets throughout the U.S.  FelCor partners with top hotel companies that operate its properties under globally renowned names and as premier independent hotels. Additional information can be found on the Company’s website at www.felcor.com.
We invite you to listen to our fourth quarter earnings Conference Call on Thursday, February 25, 2016 at 11:00 a.m. (Central Time). The conference call will be webcast simultaneously on FelCor’s website at www.felcor.com. Interested investors and other parties who wish to access the call can go to FelCor’s website and click on the conference call microphone icon on the “Investor Relations” page. The conference call replay will also be archived on the Company’s website.

With the exception of historical information, the matters discussed in this news release include “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance. Numerous risks and uncertainties, and the occurrence of future events, may cause actual results to differ materially from those anticipated at the time the forward-looking statements are made. Current economic circumstances or an economic slowdown and the impact on the lodging industry, operating risks associated with the hotel business, relationships with our property managers, risks associated with our level of indebtedness and our ability to meet debt covenants in our debt agreements, our ability to complete acquisitions, dispositions and debt refinancing, the availability of capital, the impact on the travel industry from security precautions, our ability to continue to qualify as a Real Estate Investment Trust for federal income tax purposes and numerous other factors may affect future results, performance and achievements. Certain of these risks and uncertainties are described in greater detail in our filings with the Securities and Exchange Commission. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that actual results will not differ materially. We undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in our expectations.
Contact:
Stephen A. Schafer, Senior Vice President
(972) 444-4912     sschafer@felcor.com

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FelCor Lodging Trust Incorporated Fourth Quarter 2015 Operating Results
February 25, 2016

SUPPLEMENTAL INFORMATION

INTRODUCTION

The following information is presented in order to help our investors understand FelCor’s financial position as of and for the three months and year ended December 31, 2015.

(a)
Our consolidated statements of operations and balance sheets have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted. The consolidated statements of operations and balance sheets should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent Annual Report on Form 10-K.

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FelCor Lodging Trust Incorporated Fourth Quarter 2015 Operating Results
February 25, 2016

Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Revenues:
Hotel operating revenue:
Room	$151,526	$157,177	$673,276	$713,213
Food and beverage	42,166	38,064	158,531	157,607
Other operating departments	11,871	10,990	46,564	47,161
Other revenue	741	436	7,883	3,606
Total revenues	206,304	206,667	886,254	921,587
Expenses:
Hotel departmental expenses:
Room	40,833	42,799	172,252	188,465
Food and beverage	31,953	28,281	123,384	121,201
Other operating departments	4,153	4,914	17,505	22,210
Other property related costs	52,967	54,239	223,546	238,170
Management and franchise fees	8,147	7,262	35,572	36,067
Taxes, insurance and lease expense	15,274	14,990	59,207	84,266
Corporate expenses	7,508	7,671	27,283	29,585
Depreciation and amortization	28,942	28,613	114,452	115,819
Impairment loss	—	—	20,861	—
Other expenses	1,033	4,078	12,479	17,952
Total operating expenses	190,810	192,847	806,541	853,735
Operating income	15,494	13,820	79,713	67,852
Interest expense, net	(19,757)	(19,051)	(79,118)	(90,695)
Debt extinguishment	—	(7)	(30,909)	(4,770)
Gain on sale of investment in unconsolidated entities, net	—	(8)	—	30,176
Gain from remeasurement of unconsolidated entities, net	—	4	—	20,737
Other gains, net	—	—	166	100
Income (loss) before equity in income (loss) from unconsolidated entities	(4,263)	(5,242)	(30,148)	23,400
Equity in income (loss) from unconsolidated entities	(150)	254	7,833	5,010
Income (loss) from continuing operations before income tax expense	(4,413)	(4,988)	(22,315)	28,410
Income tax expense	147	(180)	(1,245)	(660)
Income (loss) from continuing operations	(4,266)	(5,168)	(23,560)	27,750
Income (loss) from discontinued operations	250	(492)	669	(360)
Income (loss) before gain on sale of property	(4,016)	(5,660)	(22,891)	27,390
Gain (loss) on sale of property, net	(65)	16,123	19,426	66,762
Net income (loss)	(4,081)	10,463	(3,465)	94,152
Net loss (income) attributable to noncontrolling interests in other partnerships	248	133	(4,157)	(697)
Net loss (income) attributable to redeemable noncontrolling interests in FelCor LP	44	(2)	194	(137)
Preferred distributions - consolidated joint venture	(367)	(349)	(1,437)	(1,219)
Net income (loss) attributable to FelCor	(4,156)	10,245	(8,865)	92,099
Preferred dividends	(6,278)	(9,678)	(30,138)	(38,712)
Redemption of preferred stock	—	—	(6,096)	—
Net income (loss) attributable to FelCor common stockholders	$(10,434)	$567	$(45,099)	$53,387
Basic and diluted per common share data:
Income (loss) from continuing operations	$(0.07)	$0.01	$(0.33)	$0.43
Net income (loss)	$(0.07)	$—	$(0.33)	$0.43
Basic weighted average common shares outstanding	142,823	124,188	137,730	124,158
Diluted weighted average common shares outstanding	142,823	125,146	137,730	124,892

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FelCor Lodging Trust Incorporated Fourth Quarter 2015 Operating Results
February 25, 2016

Consolidated Balance Sheets
(in thousands)

	December 31,	December 31,
	2015	2014
Assets
Investment in hotels, net of accumulated depreciation of $899,575 and $850,687 at December 31, 2015 and 2014, respectively	$1,729,531	$1,599,791
Hotel development	—	297,466
Investment in unconsolidated entities	9,575	15,095
Hotels held for sale	—	47,145
Cash and cash equivalents	59,786	47,147
Restricted cash	17,702	20,496
Accounts receivable, net of allowance for doubtful accounts of $204 and $241 at December 31, 2015 and 2014, respectively	28,136	27,805
Deferred expenses, net of accumulated amortization of $8,230 and $17,111 at December 31, 2015 and 2014, respectively	24,455	25,827
Other assets	14,792	23,886
Total assets	$1,883,977	$2,104,658
Liabilities and Equity
Debt	$1,427,954	$1,585,867
Distributions payable	15,140	13,827
Accrued expenses and other liabilities	125,274	135,481
Total liabilities	1,568,368	1,735,175
Commitments and contingencies
Redeemable noncontrolling interests in FelCor LP, 611 units issued and outstanding at December 31, 2015 and 2014	4,464	6,616
Equity:
Preferred stock, $0.01 par value, 20,000 shares authorized:
Series A Cumulative Convertible Preferred Stock, 12,879 shares, liquidation value of $321,987, issued and outstanding at December 31, 2015 and 2014	309,337	309,337
Series C Cumulative Redeemable Preferred Stock, 68 shares, liquidation value of $169,950, issued and outstanding at December 31, 2014	—	169,412
Common stock, $0.01 par value, 200,000 shares authorized; 141,808 and 124,605 shares issued and outstanding at December 31, 2015 and 2014, respectively	1,418	1,246
Additional paid-in capital	2,567,515	2,353,666
Accumulated deficit	(2,618,117)	(2,530,671)
Total FelCor stockholders’ equity	260,153	302,990
Noncontrolling interests in other partnerships	7,806	18,435
Preferred equity in consolidated joint venture, liquidation value of $43,954 and $42,094 at December 31, 2015 and 2014, respectively	43,186	41,442
Total equity	311,145	362,867
Total liabilities and equity	$1,883,977	$2,104,658

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FelCor Lodging Trust Incorporated Fourth Quarter 2015 Operating Results
February 25, 2016

Consolidated Debt Summary
(dollars in thousands)

				December 31,
	Encumbered Hotels	Interest Rate (%)	Maturity Date	2015	2014
Senior unsecured notes	—	6.00	June 2025	$475,000	$—
Senior secured notes	9	5.625	March 2023	525,000	525,000
Mortgage debt(a)	4	4.95	October 2022	122,237	124,278
Mortgage debt	1	4.94	October 2022	30,717	31,228
Line of credit(b)	7	LIBOR + 2.75	June 2019	190,000	—
Knickerbocker loan(c)	1	LIBOR + 3.00	November 2017	85,000	64,861
Retired debt	—	—	—	—	840,500
Total	22			$1,427,954	$1,585,867

(a)	This debt is comprised of separate non-cross-collateralized loans, each secured by a mortgage encumbering different hotels.

(b)	Our line of credit can be extended for one year, subject to satisfying certain conditions. We may borrow up to $400 million under our line of credit.

(c)	This loan can be extended for one year, subject to satisfying certain conditions. At December 31, 2014, $6.3 million of this loan was secured by cash collateral with an interest rate of LIBOR + 1.25%.

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FelCor Lodging Trust Incorporated Fourth Quarter 2015 Operating Results
February 25, 2016

Schedule of Encumbered Hotels
(dollars in millions)

Consolidated	December 31, 2015
Debt	Balance	Encumbered Hotels
Senior secured notes (5.625%)	$525
Atlanta Buckhead - ES, Boston Marlboro - ES, Burlington - SH, Dallas Love Field - ES, Milpitas - ES, Myrtle Beach Resort - HIL, Orlando South - ES, Philadelphia Society Hill - SH and SF South San Francisco - ES

Mortgage debt	$27	Napa Valley - ES
Mortgage debt	$35	Ft. Lauderdale - ES
Mortgage debt	$23	Birmingham - ES
Mortgage debt	$37	Minneapolis Airport - ES
Mortgage debt	$31	Deerfield Beach - ES
Line of credit	$190	Austin - DTG, Boston Copley - FM, Charleston Mills House - WYN, LA LAX S - ES, Santa Monica at the Pier - WYN, SF Union Square - MAR and St. Petersburg Vinoy - REN
Knickerbocker loan	$85	The Knickerbocker

Capital Expenditures
(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Improvements and additions to majority-owned hotels	$12,458	$18,117	$48,436	$83,664
Partners’ pro rata share of additions to consolidated joint venture hotels	(17)	(27)	(47)	(308)
Pro rata share of additions to unconsolidated hotels	1,231	528	3,791	2,412
Total additions to hotels(a)	$13,672	$18,618	$52,180	$85,768

(a)	Includes capitalized interest, property taxes, property insurance, ground leases and certain employee costs.

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FelCor Lodging Trust Incorporated Fourth Quarter 2015 Operating Results
February 25, 2016

Total Enterprise Value
(in thousands, except per share data)

	December 31,
	2015	2014
Common shares outstanding	141,808	124,605
Units outstanding	611	611
Combined shares and units outstanding	142,419	125,216
Common stock price	$7.30	$10.82
Market capitalization	$1,039,659	$1,354,837
Series A preferred stock(a)	309,337	309,337
Series C preferred stock(a)	—	169,412
Preferred equity - Knickerbocker joint venture, net	41,027	39,370
Consolidated debt	1,427,954	1,585,867
Noncontrolling interests of consolidated debt	(4,250)	(2,928)
Pro rata share of unconsolidated debt	11,433	17,096
Hotel development(b)	—	(297,466)
Cash, cash equivalents and restricted cash(c)	(77,488)	(67,643)
Total enterprise value (TEV)	$2,747,672	$3,107,882

(a)	Book value based on issue price.

(b)	The Knickerbocker investment was placed in service during 2015.

(c)	For 2014, restricted cash included $6.3 million of cash fully securing $6.3 million of outstanding debt assumed when we purchased The Knickerbocker.

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FelCor Lodging Trust Incorporated Fourth Quarter 2015 Operating Results
February 25, 2016

Hotel Operating Statistics

	Occupancy (%)			ADR ($)			RevPar ($)
	Three Months Ended December 31,			Three Months Ended December 31,			Three Months Ended December 31,
Same-store Hotels	2015	2014	%Change	2015	2014	%Change	2015	2014	%Change
Embassy Suites Atlanta-Buckhead	77.9	74.1	5.2	141.29	137.71	2.6	110.09	102.02	7.9
DoubleTree Suites by Hilton Austin	77.3	78.2	(1.1)	225.85	220.76	2.3	174.67	172.72	1.1
Embassy Suites Birmingham	77.6	77.7	(0.2)	134.05	132.58	1.1	103.96	103.04	0.9
The Fairmont Copley Plaza, Boston	69.4	70.1	(1.0)	337.29	322.99	4.4	234.04	226.48	3.3
Wyndham Boston Beacon Hill	71.3	74.2	(3.8)	225.58	220.68	2.2	160.94	163.65	(1.7)
Embassy Suites Boston-Marlborough	69.6	64.2	8.3	172.41	164.21	5.0	119.98	105.47	13.8
Sheraton Burlington Hotel & Conference Center	79.1	71.6	10.4	108.59	119.30	(9.0)	85.91	85.46	0.5
The Mills House Wyndham Grand Hotel, Charleston	74.6	80.2	(7.0)	214.07	200.99	6.5	159.70	161.22	(0.9)
Embassy Suites Dallas-Love Field	79.3	83.3	(4.8)	136.25	125.53	8.5	108.10	104.57	3.4
Embassy Suites Deerfield Beach-Resort & Spa	77.7	74.0	5.0	187.41	181.15	3.5	145.67	134.11	8.6
Embassy Suites Fort Lauderdale 17th Street	84.0	83.5	0.6	164.25	150.61	9.1	137.97	125.70	9.8
Wyndham Houston-Medical Center Hotel & Suites	80.9	65.4	23.7	146.83	149.00	(1.5)	118.81	97.47	21.9
Renaissance Esmeralda Indian Wells Resort & Spa	51.6	43.3	19.2	162.46	177.59	(8.5)	83.80	76.82	9.1
Embassy Suites Los Angeles-International Airport/South	77.5	67.9	14.1	150.68	143.85	4.8	116.71	97.63	19.6
Embassy Suites Mandalay Beach-Hotel & Resort	70.9	67.5	5.2	186.04	182.09	2.2	131.98	122.85	7.4
Embassy Suites Miami-International Airport	85.7	84.4	1.6	151.60	148.60	2.0	129.90	125.35	3.6
Embassy Suites Milpitas-Silicon Valley	79.1	75.5	4.7	191.93	176.82	8.5	151.76	133.48	13.7
Embassy Suites Minneapolis-Airport	74.5	68.8	8.3	144.55	142.95	1.1	107.72	98.36	9.5
Embassy Suites Myrtle Beach-Oceanfront Resort	66.1	66.4	(0.4)	116.71	120.15	(2.9)	77.16	79.72	(3.2)
Hilton Myrtle Beach Resort	44.7	45.6	(2.1)	99.74	99.17	0.6	44.56	45.24	(1.5)
Embassy Suites Napa Valley	84.6	80.9	4.6	224.13	217.17	3.2	189.52	175.62	7.9
Holiday Inn Nashville Airport	69.7	66.2	5.3	110.03	96.74	13.7	76.65	64.03	19.7
Wyndham New Orleans-French Quarter	74.0	67.0	10.5	147.77	157.26	(6.0)	109.34	105.35	3.8
Morgans New York	86.2	91.1	(5.4)	318.76	315.61	1.0	274.63	287.38	(4.4)
Royalton New York	89.7	91.3	(1.7)	343.46	357.58	(3.9)	308.22	326.33	(5.5)
Embassy Suites Orlando-International Drive South/Convention Center	81.6	83.4	(2.1)	141.86	143.05	(0.8)	115.80	119.24	(2.9)
DoubleTree Suites by Hilton Orlando-Lake Buena Vista	90.7	86.6	4.7	146.75	133.89	9.6	133.04	115.97	14.7
Wyndham Philadelphia Historic District	63.2	53.6	17.8	162.07	148.86	8.9	102.41	79.83	28.3
Sheraton Philadelphia Society Hill Hotel	69.3	61.6	12.6	177.81	174.98	1.6	123.18	107.71	14.4
Embassy Suites Phoenix-Biltmore	67.5	70.8	(4.7)	176.23	161.23	9.3	118.92	114.13	4.2
Wyndham Pittsburgh University Center	62.8	61.2	2.5	144.02	140.10	2.8	90.40	85.81	5.3
Wyndham San Diego Bayside	70.3	71.5	(1.7)	141.20	119.87	17.8	99.20	85.69	15.8
Embassy Suites San Francisco Airport-South San Francisco	86.0	84.2	2.2	193.41	183.77	5.2	166.35	154.67	7.5
Embassy Suites San Francisco Airport-Waterfront	85.3	80.2	6.3	196.16	190.39	3.0	167.25	152.72	9.5
Holiday Inn San Francisco-Fisherman’s Wharf	82.0	79.4	3.4	191.05	199.63	(4.3)	156.72	158.42	(1.1)
San Francisco Marriott Union Square	83.1	85.8	(3.2)	282.69	277.20	2.0	234.97	237.94	(1.2)
Wyndham Santa Monica At the Pier	75.0	74.6	0.6	237.38	226.86	4.6	178.05	169.17	5.2
Embassy Suites Secaucus-Meadowlands	75.0	81.6	(8.0)	183.96	183.36	0.3	138.02	149.59	(7.7)
The Vinoy Renaissance St. Petersburg Resort & Golf Club	77.4	80.0	(3.2)	201.45	192.17	4.8	155.89	153.64	1.5
Same-store Hotels	74.3	72.0	3.3	179.39	175.83	2.0	133.36	126.57	5.4

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FelCor Lodging Trust Incorporated Fourth Quarter 2015 Operating Results
February 25, 2016

Hotel Operating Statistics

	Occupancy (%)			ADR ($)			RevPar ($)
	Year Ended December 31,			Year Ended December 31,			Year Ended December 31,
Same-store Hotels	2015	2014	%Change	2015	2014	%Change	2015	2014	%Change
Embassy Suites Atlanta-Buckhead	79.5	77.2	3.1	147.51	141.85	4.0	117.30	109.44	7.2
DoubleTree Suites by Hilton Austin	81.8	79.9	2.4	221.63	214.22	3.5	181.35	171.17	5.9
Embassy Suites Birmingham	79.0	76.6	3.1	134.07	130.37	2.8	105.86	99.82	6.1
The Fairmont Copley Plaza, Boston	75.5	74.4	1.5	326.70	307.77	6.1	246.81	229.14	7.7
Wyndham Boston Beacon Hill	79.2	80.0	(1.1)	234.42	211.48	10.8	185.60	169.24	9.7
Embassy Suites Boston-Marlborough	74.9	72.1	3.9	171.10	160.00	6.9	128.20	115.39	11.1
Sheraton Burlington Hotel & Conference Center	75.2	69.0	9.1	116.52	125.56	(7.2)	87.64	86.57	1.2
The Mills House Wyndham Grand Hotel, Charleston	81.1	82.3	(1.4)	222.42	195.66	13.7	180.45	161.06	12.0
Embassy Suites Dallas-Love Field	87.9	80.8	8.8	132.52	124.86	6.1	116.42	100.84	15.5
Embassy Suites Deerfield Beach-Resort & Spa	80.2	78.0	2.9	200.97	193.57	3.8	161.22	150.96	6.8
Embassy Suites Fort Lauderdale 17th Street	84.8	83.8	1.2	165.76	150.69	10.0	140.55	126.22	11.4
Wyndham Houston-Medical Center Hotel & Suites	81.5	72.1	12.9	150.80	147.18	2.5	122.87	106.19	15.7
Renaissance Esmeralda Indian Wells Resort & Spa	55.8	54.9	1.7	187.54	191.10	(1.9)	104.74	104.98	(0.2)
Embassy Suites Los Angeles-International Airport/South	81.3	80.1	1.5	159.93	145.73	9.7	129.98	116.68	11.4
Embassy Suites Mandalay Beach-Hotel & Resort	78.0	78.8	(1.0)	212.81	195.11	9.1	165.97	153.69	8.0
Embassy Suites Miami-International Airport	88.3	87.1	1.4	151.72	147.80	2.7	133.98	128.77	4.0
Embassy Suites Milpitas-Silicon Valley	82.4	79.0	4.3	195.17	175.18	11.4	160.88	138.40	16.2
Embassy Suites Minneapolis-Airport	77.1	78.7	(2.0)	150.93	148.04	2.0	116.38	116.52	(0.1)
Embassy Suites Myrtle Beach-Oceanfront Resort	74.4	72.3	2.9	172.30	173.53	(0.7)	128.12	125.46	2.1
Hilton Myrtle Beach Resort	64.1	62.7	2.4	140.45	136.67	2.8	90.09	85.65	5.2
Embassy Suites Napa Valley	83.8	80.1	4.6	232.95	219.99	5.9	195.12	176.22	10.7
Holiday Inn Nashville Airport	66.7	69.5	(4.1)	111.10	97.82	13.6	74.07	67.98	9.0
Wyndham New Orleans-French Quarter	68.9	61.6	11.7	150.70	149.39	0.9	103.77	92.06	12.7
Morgans New York	82.4	89.3	(7.8)	282.65	287.21	(1.6)	232.79	256.57	(9.3)
Royalton New York	86.7	86.9	(0.2)	303.39	322.97	(6.1)	263.02	280.52	(6.2)
Embassy Suites Orlando-International Drive South/Convention Center	83.9	84.3	(0.5)	146.67	144.13	1.8	122.99	121.48	1.2
DoubleTree Suites by Hilton Orlando-Lake Buena Vista	89.4	86.6	3.2	139.63	132.90	5.1	124.89	115.15	8.5
Wyndham Philadelphia Historic District	64.3	63.9	0.7	160.43	129.41	24.0	103.22	82.68	24.8
Sheraton Philadelphia Society Hill Hotel	69.0	69.7	(1.0)	174.72	164.54	6.2	120.54	114.69	5.1
Embassy Suites Phoenix-Biltmore	71.4	71.3	0.1	175.83	157.98	11.3	125.60	112.71	11.4
Wyndham Pittsburgh University Center	71.1	68.9	3.3	145.55	138.17	5.3	103.53	95.18	8.8
Wyndham San Diego Bayside	78.1	73.4	6.4	147.63	126.05	17.1	115.33	92.55	24.6
Embassy Suites San Francisco Airport-South San Francisco	88.4	83.6	5.8	200.69	189.29	6.0	177.46	158.26	12.1
Embassy Suites San Francisco Airport-Waterfront	86.4	75.9	13.9	207.60	191.67	8.3	179.35	145.44	23.3
Holiday Inn San Francisco-Fisherman’s Wharf	86.2	82.9	4.0	208.90	200.65	4.1	180.10	166.32	8.3
San Francisco Marriott Union Square	86.8	87.6	(0.8)	288.45	275.03	4.9	250.49	240.80	4.0
Wyndham Santa Monica At the Pier	83.9	83.0	1.1	255.40	242.91	5.1	214.26	201.64	6.3
Embassy Suites Secaucus-Meadowlands	76.0	78.4	(3.0)	184.97	185.36	(0.2)	140.57	145.24	(3.2)
The Vinoy Renaissance St. Petersburg Resort & Golf Club	81.9	81.2	0.8	210.49	195.98	7.4	172.39	159.21	8.3
Same-store Hotels	77.8	75.8	2.7	185.62	176.24	5.3	144.35	133.51	8.1

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FelCor Lodging Trust Incorporated Fourth Quarter 2015 Operating Results
February 25, 2016

Historical Quarterly Operating Statistics

	Occupancy (%)
	Q4 2014	Q1 2015	Q2 2015	Q3 2015	Q4 2015
Same-store hotels(a)	72.0	74.7	81.1	80.8	74.3

	ADR ($)
	Q4 2014	Q1 2015	Q2 2015	Q3 2015	Q4 2015
Same-store hotels(a)	175.83	181.65	190.42	190.19	179.39

	RevPAR ($)
	Q4 2014	Q1 2015	Q2 2015	Q3 2015	Q4 2015
Same-store hotels(a)	126.57	135.78	154.48	153.70	133.36

(a)	Includes 39 consolidated hotels, excluding The Knickerbocker, which opened in February 2015.

Non-GAAP Financial Measures
We refer in this release to certain “non-GAAP financial measures.” These measures, including FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Same-store Adjusted EBITDA, Hotel EBITDA and Hotel EBITDA margin, are measures of our financial performance that are not calculated and presented in accordance with generally accepted accounting principles (“GAAP”). The following tables reconcile each of these non-GAAP measures to the most comparable GAAP financial measure. Immediately following the reconciliations, we include a discussion of why we believe these measures are useful supplemental measures of our performance and the limitations of such measures.

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FelCor Lodging Trust Incorporated Fourth Quarter 2015 Operating Results
February 25, 2016

Reconciliation of Net Income (Loss) to FFO and Adjusted FFO
(in thousands, except per share data)

	Three Months Ended December 31,
	2015			2014
	Dollars	Shares	Per Share Amount	Dollars	Shares	Per Share Amount
Net income (loss)	$(4,081)			$10,463
Noncontrolling interests	292			131
Preferred dividends	(6,278)			(9,678)
Preferred distributions - consolidated joint venture	(367)			(349)
Net income (loss) attributable to FelCor common stockholders	(10,434)			567
Less: Dividends declared on unvested restricted stock	(16)			(3)
Basic earnings per share data	(10,450)	142,823	$(0.07)	564	124,188	$—
Restricted stock units	—	—	—	—	958	—
Diluted earnings per share data	(10,450)	142,823	(0.07)	564	125,146	—
Depreciation and amortization	28,942	—	0.20	28,613	—	0.23
Depreciation, unconsolidated entities and other partnerships	480	—	—	496	—	—
Gain on sale of hotel in unconsolidated entity	(14)	—	—	—	—	—
Gain on sale of hotels, net of noncontrolling interests in other partnerships	(165)	—	—	(15,682)	—	(0.13)
Gain on sale of investment in unconsolidated entities, net	—	—	—	8	—	—
Gain from remeasurement of unconsolidated entities	—	—	—	(4)	—	—
Noncontrolling interests in FelCor LP	(44)	611	—	2	611	0.01
Dividends declared on unvested restricted stock	16	—	—	3	—	—
Conversion of unvested restricted stock and units	—	613	—	—	7	—
FFO	18,765	144,047	0.13	14,000	125,764	0.11
Hurricane and earthquake loss	—	—	—	348	—	—
Debt extinguishment	—	—	—	7	—	—
Debt extinguishment, unconsolidated entities	—	—	—	13	—	—
Severance costs	43	—	—	99	—	—
Lease adjustment	1,628	—	0.01	—	—	—
Abandoned projects	320	—	—	—	—	—
Variable stock compensation	959	—	0.01	1,103	—	0.01
Pre-opening costs, net of noncontrolling interests	110	—	—	2,925	—	0.03
Adjusted FFO	$21,825	144,047	$0.15	$18,495	125,764	$0.15

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FelCor Lodging Trust Incorporated Fourth Quarter 2015 Operating Results
February 25, 2016

Reconciliation of Net Income (Loss) to FFO and Adjusted FFO
(in thousands, except per share data)

	Year Ended December 31,
	2015			2014
	Dollars	Shares	Per Share Amount	Dollars	Shares	Per Share Amount
Net income (loss)	$(3,465)			$94,152
Noncontrolling interests	(3,963)			(834)
Preferred distributions - consolidated joint venture	(1,437)			(1,219)
Redemption of preferred stock	(6,096)			—
Preferred dividends	(30,138)			(38,712)
Net income (loss) attributable to FelCor common stockholders	(45,099)			53,387
Less: Dividends declared on unvested restricted stock	(56)			(8)
Less: Undistributed earnings allocated to unvested restricted stock	—			(20)
Basic earnings per share data	(45,155)	137,730	$(0.33)	53,359	124,158	$0.43
Restricted stock units	—	—	—	—	734	—
Diluted earnings per share data	(45,155)	137,730	(0.33)	53,359	124,892	0.43
Depreciation and amortization	114,452	—	0.83	115,819	—	0.93
Depreciation, unconsolidated entities and other partnerships	2,211	—	0.02	6,891	—	0.06
Gain on sale of investment in unconsolidated entities, net	—	—	—	(30,176)	—	(0.24)
Gain from remeasurement of unconsolidated entities	—	—	—	(20,737)	—	(0.17)
Other gains, net	(100)	—	—	(100)	—	—
Impairment loss	20,861	—	0.15	—	—	—
Gain on sale of hotel in unconsolidated entity	(7,126)	—	(0.05)	—	—	—
Gain on sale of hotels, net of noncontrolling interests in other partnerships	(15,096)	—	(0.12)	(65,453)	—	(0.52)
Noncontrolling interests in FelCor LP	(194)	611	—	137	614	(0.01)
Dividends declared on unvested restricted stock	56	—	—	8	—	—
Conversion of unvested restricted stock and units	—	492	—	20	5	—
FFO	69,909	138,833	0.50	59,768	125,511	0.48
Hurricane and earthquake loss	—	—	—	348	—	—
Debt extinguishment, including discontinued operations, net of noncontrolling interests	30,909	—	0.22	4,850	—	0.03
Debt extinguishment, unconsolidated entities	330	—	—	168	—	—
Severance costs	3,667	—	0.03	928	—	0.01
Abandoned projects	320	—	—	—	—	—
Variable stock compensation	798	—	0.01	2,723	—	0.02
Redemption of preferred stock	6,096	—	0.05	—	—	—
Contract dispute contingency	—	—	—	5,850	—	0.05
Contract dispute recovery	(3,717)	—	(0.03)	—	—	—
Pre-opening costs, net of noncontrolling interests	5,235	—	0.04	7,530	—	0.06
Lease adjustment	1,628	—	0.01	—	—	—
Adjusted FFO	$115,175	138,833	$0.83	$82,165	125,511	$0.65

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FelCor Lodging Trust Incorporated Fourth Quarter 2015 Operating Results
February 25, 2016

Reconciliation of Net Income (Loss) to EBITDA, Adjusted EBITDA and Same-store Adjusted EBITDA
(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Net income (loss)	$(4,081)	$10,463	$(3,465)	$94,152
Depreciation and amortization	28,942	28,613	114,452	115,819
Depreciation, unconsolidated entities and other partnerships	480	496	2,211	6,891
Interest expense	19,764	19,058	79,142	90,743
Interest expense, discontinued operations and unconsolidated entities	82	216	521	1,896
Income taxes	(147)	—	1,245	—
Noncontrolling interests in preferred distributions, consolidated joint venture	(71)	—	(71)	—
Noncontrolling interests in other partnerships	248	133	(4,157)	(697)
EBITDA	45,217	58,979	189,878	308,804
Impairment loss	—	—	20,861	—
Hurricane and earthquake loss	—	348	—	348
Debt extinguishment, including discontinued operations, net of noncontrolling interests	—	7	30,909	4,850
Debt extinguishment, unconsolidated entities	—	13	330	168
Gain on sale of hotel in unconsolidated entity	(14)	—	(7,126)	—
Gain on sale of hotels, net of noncontrolling interests in other partnerships	(165)	(15,682)	(15,096)	(65,453)
Gain on sale of investment in unconsolidated entities, net	—	8	—	(30,176)
Gain from remeasurement of unconsolidated entities	—	(4)	—	(20,737)
Other gains, net	—	—	(100)	(100)
Amortization of fixed stock and directors’ compensation	1,907	1,631	7,121	6,122
Severance costs	43	99	3,667	928
Lease adjustment	1,628	—	1,628	—
Abandoned projects	320	—	320	—
Variable stock compensation	959	1,103	798	2,723
Contract dispute contingency	—	—	—	5,850
Contract dispute recovery	—	—	(3,717)	—
Pre-opening costs, net of noncontrolling interests	110	2,925	5,235	7,530
Adjusted EBITDA	50,005	49,427	234,708	220,857
Adjusted EBITDA from hotels disposed, held for sale and recently opened	359	(4,778)	(6,488)	(27,509)
Same-store Adjusted EBITDA	$50,364	$44,649	$228,220	$193,348

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FelCor Lodging Trust Incorporated Fourth Quarter 2015 Operating Results
February 25, 2016

Hotel EBITDA and Hotel EBITDA Margin
(dollars in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Same-store operating revenue:
Room	$146,516	$139,061	$629,186	$581,932
Food and beverage	40,415	35,622	150,950	136,588
Other operating departments	11,808	10,357	45,655	42,352
Same-store operating revenue(a)	198,739	185,040	825,791	760,872
Same-store operating expense:
Room	39,064	37,863	159,095	152,782
Food and beverage	29,598	26,562	114,673	105,565
Other operating departments	4,135	4,558	17,140	19,678
Other property related costs	50,478	47,726	205,846	191,107
Management and franchise fees	8,003	6,233	33,341	28,726
Taxes, insurance and lease expense	12,383	12,242	49,539	50,474
Same-store operating expense(a)	143,661	135,184	579,634	548,332
Hotel EBITDA	$55,078	$49,856	$246,157	$212,540
Hotel EBITDA Margin	27.7%	26.9%	29.8%	27.9%

(a)	Excludes The Knickerbocker, which opened in February 2015.

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FelCor Lodging Trust Incorporated Fourth Quarter 2015 Operating Results
February 25, 2016

The following tables set forth the components of our Hotel EBITDA for our same-store hotels (in thousands):

	Year Ended December 31, 2015
Same-store Hotels	2015 Hotel Operating Revenue	Net Income (Loss)	Other Adjustments		Depreciation	Interest Expense	2015 Hotel EBITDA	Hotel EBITDA Margin
Embassy Suites Atlanta-Buckhead	$14,923	$3,534	$—		$2,573	$—	$6,107	40.9%
DoubleTree Suites by Hilton Austin	14,739	3,855	—		1,953	424	6,232	42.3%
Embassy Suites Birmingham	10,019	932	2		1,567	1,208	3,709	37.0%
The Fairmont Copley Plaza, Boston	58,136	2,894	—		8,677	1,084	12,655	21.8%
Wyndham Boston Beacon Hill	23,463	5,295	(4)		4,028	—	9,319	39.7%
Embassy Suites Boston-Marlborough	12,086	2,837	—		1,163	—	4,000	33.1%
Sheraton Burlington Hotel & Conference Center	14,486	1,792	—		2,416	—	4,208	29.0%
The Mills House Wyndham Grand Hotel, Charleston	19,548	4,395	22		2,496	900	7,813	40.0%
Embassy Suites Dallas-Love Field	12,122	2,510	—		1,354	—	3,864	31.9%
Embassy Suites Deerfield Beach-Resort & Spa	18,377	3,047	—		2,055	1,615	6,717	36.6%
Embassy Suites Fort Lauderdale 17th Street	22,332	2,532	2		2,939	1,817	7,290	32.6%
Wyndham Houston-Medical Center Hotel & Suites	14,401	3,941	(70)		2,164	214	6,249	43.4%
Renaissance Esmeralda Indian Wells Resort & Spa	41,003	(18,554)	20,863	(1)	3,569	—	5,878	14.3%
Embassy Suites Los Angeles-International Airport/South	19,925	4,896	—		2,610	636	8,142	40.9%
Embassy Suites Mandalay Beach-Hotel & Resort	19,897	4,048	24		3,176	380	7,628	38.3%
Embassy Suites Miami-International Airport	18,725	2,804	20		1,945	315	5,084	27.2%
Embassy Suites Milpitas-Silicon Valley	18,295	5,845	—		1,230	—	7,075	38.7%
Embassy Suites Minneapolis-Airport	13,809	1,316	1		1,832	1,920	5,069	36.7%
Embassy Suites Myrtle Beach-Oceanfront Resort	22,277	3,077	25		2,854	376	6,332	28.4%
Hilton Myrtle Beach Resort	21,434	3,940	—		3,373	—	7,313	34.1%
Embassy Suites Napa Valley	17,145	3,608	(25)		2,075	1,403	7,061	41.2%
Holiday Inn Nashville Airport	12,686	321	12		2,492	—	2,825	22.3%
Wyndham New Orleans-French Quarter	16,627	3,586	537		2,852	529	7,504	45.1%
Morgans New York	10,345	(2,281)	—		2,482	—	201	1.9%
Royalton New York	20,874	(1,388)	—		2,270	—	882	4.2%
Embassy Suites Orlando-International Drive South/Convention Center	11,229	2,521	—		1,100	—	3,621	32.2%
DoubleTree Suites by Hilton Orlando-Lake Buena Vista	12,683	295	—		3,166	—	3,461	27.3%
Wyndham Philadelphia Historic District	17,571	2,131	17		3,087	293	5,528	31.5%
Sheraton Philadelphia Society Hill Hotel	25,204	2,697	—		3,979	—	6,676	26.5%
Embassy Suites Phoenix-Biltmore	11,155	1,590	276		1,825	279	3,970	35.6%
Wyndham Pittsburgh University Center	12,004	(220)	1,644	(2)	2,119	256	3,799	31.6%
Wyndham San Diego Bayside	31,717	2,087	—		6,400	—	8,487	26.8%
Embassy Suites San Francisco Airport-South San Francisco	24,471	7,476	—		1,625	—	9,101	37.2%
Embassy Suites San Francisco Airport-Waterfront	26,572	10,047	(3,717)	(3)	2,979	—	9,309	35.0%
Holiday Inn San Francisco-Fisherman’s Wharf	43,067	5,972	—		1,678	—	7,650	17.8%
San Francisco Marriott Union Square	42,321	5,698	1,061	(4)	5,655	2,472	14,886	35.2%
Wyndham Santa Monica At the Pier	11,293	3,962	24		1,137	812	5,935	52.6%
Embassy Suites Secaucus-Meadowlands(a)	14,127	2,508	6		722	—	3,236	22.9%
The Vinoy Renaissance St. Petersburg Resort & Golf Club	54,703	4,622	2		5,790	927	11,341	20.7%
	$825,791	$100,168	$20,722		$107,407	$17,860	$246,157	29.8%

*Footnotes on Page 22                            -more-

FelCor Lodging Trust Incorporated Fourth Quarter 2015 Operating Results
February 25, 2016

	Year Ended December 31, 2014
Same-store Hotels	2014 Hotel Operating Revenue	Net Income (Loss)	Other Adjustments		Depreciation	Interest Expense	2014 Hotel EBITDA	Hotel EBITDA Margin
Embassy Suites Atlanta-Buckhead	$13,898	$2,972	$—		$2,727	$—	$5,699	41.0%
DoubleTree Suites by Hilton Austin	13,934	4,077	9		1,949	139	6,174	44.3%
Embassy Suites Birmingham	9,493	554	1		1,682	1,227	3,464	36.5%
The Fairmont Copley Plaza, Boston	53,447	1,431	—		8,577	—	10,008	18.7%
Wyndham Boston Beacon Hill	21,236	4,251	—		4,084	—	8,335	39.2%
Embassy Suites Boston-Marlborough	10,982	2,173	—		1,311	—	3,484	31.7%
Sheraton Burlington Hotel & Conference Center	14,840	2,227	—		1,972	—	4,199	28.3%
The Mills House Wyndham Grand Hotel, Charleston	17,252	3,739	—		2,247	866	6,852	39.7%
Embassy Suites Dallas-Love Field	10,501	1,772	—		1,278	—	3,050	29.0%
Embassy Suites Deerfield Beach-Resort & Spa	17,249	1,672	(1)		2,722	1,640	6,033	35.0%
Embassy Suites Fort Lauderdale 17th Street	20,124	1,133	1		3,129	1,846	6,109	30.4%
Wyndham Houston-Medical Center Hotel & Suites	12,394	2,849	(88)		2,169	540	5,470	44.1%
Renaissance Esmeralda Indian Wells Resort & Spa	38,881	1,326	2		3,327	—	4,655	12.0%
Embassy Suites Los Angeles-International Airport/South	18,091	4,429	—		2,507	—	6,936	38.3%
Embassy Suites Mandalay Beach-Hotel & Resort	18,645	2,515	—		3,273	956	6,744	36.2%
Embassy Suites Miami-International Airport	18,186	1,904	—		2,161	796	4,861	26.7%
Embassy Suites Milpitas-Silicon Valley	15,825	4,181	—		1,513	—	5,694	36.0%
Embassy Suites Minneapolis-Airport	13,864	1,305	1		1,908	1,950	5,164	37.2%
Embassy Suites Myrtle Beach-Oceanfront Resort	21,425	2,343	(1)		3,095	424	5,861	27.4%
Hilton Myrtle Beach Resort	19,721	2,852	—		3,503	—	6,355	32.2%
Embassy Suites Napa Valley	15,434	2,255	349		2,071	1,426	6,101	39.5%
Holiday Inn Nashville Airport	11,772	196	—		2,004	—	2,200	18.7%
Wyndham New Orleans-French Quarter	13,795	2,965	—		2,092	477	5,534	40.1%
Morgans New York	11,351	(1,716)	243		2,367	—	894	7.9%
Royalton New York	22,542	(134)	371		2,182	—	2,419	10.7%
Embassy Suites Orlando-International Drive South/Convention Center	10,923	2,379	—		1,291	—	3,670	33.6%
DoubleTree Suites by Hilton Orlando-Lake Buena Vista	11,725	(367)	—		3,316	—	2,949	25.2%
Wyndham Philadelphia Historic District	13,863	(606)	—		3,077	737	3,208	23.1%
Sheraton Philadelphia Society Hill Hotel	24,846	2,171	—		4,249	—	6,420	25.8%
Embassy Suites Phoenix-Biltmore	10,053	557	6		2,153	563	3,279	32.6%
Wyndham Pittsburgh University Center	10,912	201	—		2,127	644	2,972	27.2%
Wyndham San Diego Bayside	25,291	(403)	—		5,680	—	5,277	20.9%
Embassy Suites San Francisco Airport-South San Francisco	21,661	5,996	—		1,726	—	7,722	35.6%
Embassy Suites San Francisco Airport-Waterfront	21,936	(1,283)	5,850	(5)	2,585	—	7,152	32.6%
Holiday Inn San Francisco-Fisherman’s Wharf	39,736	5,544	—		1,220	—	6,764	17.0%
San Francisco Marriott Union Square	40,526	5,435	(102)		5,739	1,054	12,126	29.9%
Wyndham Santa Monica At the Pier	10,603	3,473	—		1,056	936	5,465	51.5%
Embassy Suites Secaucus-Meadowlands(a)	14,560	3,212	(11)		742	—	3,943	27.1%
The Vinoy Renaissance St. Petersburg Resort & Golf Club	49,355	2,790	1		6,507	—	9,298	18.8%
	$760,872	$82,370	$6,631		$107,318	$16,221	$212,540	27.9%
*Footnotes on Page 22

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FelCor Lodging Trust Incorporated Fourth Quarter 2015 Operating Results
February 25, 2016

The following are footnotes to the Hotel EBITDA tables on page 20 and 21:

(1) Amount primarily represents an impairment resulting from a reduced estimated hold period for this hotel.
(2) Amount represents an adjustment to straight-line lease expense from prior years for a ground lease associated with this hotel.
(3) Amount represents net revenue attributable to a favorable settlement of a commercial contract dispute.
(4) Amount primarily represents debt extinguishment charges.
(5) Amount represents charges incurred for a commercial contract dispute contingency, a portion of which was recovered in 2015.

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FelCor Lodging Trust Incorporated Fourth Quarter 2015 Operating Results
February 25, 2016

Reconciliation of Same-store Operating Revenue and Same-store Operating Expense to Total Revenue, Total Operating Expense and Operating Income
(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Same-store operating revenue	$198,739	$185,040	$825,791	$760,872
Other revenue	741	436	7,883	3,606
Revenue from hotels disposed, held for sale and recently opened(a)	6,824	21,191	52,580	157,109
Total revenue	206,304	206,667	886,254	921,587
Same-store operating expense	143,661	135,184	579,634	548,332
Consolidated hotel lease expense(b)	1,345	2,412	7,107	31,635
Unconsolidated taxes, insurance and lease expense	(512)	(817)	(2,194)	(6,163)
Lease adjustment	1,628	—	1,628	—
Corporate expenses	7,508	7,671	27,283	29,585
Depreciation and amortization	28,942	28,613	114,452	115,819
Impairment loss	—	—	20,861	—
Expenses from hotels disposed, held for sale and recently opened(a)	7,205	15,706	45,291	116,575
Other expenses	1,033	4,078	12,479	17,952
Total operating expense	190,810	192,847	806,541	853,735
Operating income	$15,494	$13,820	$79,713	$67,852

(a)
Under GAAP accounting guidance adopted in 2014, we include the operating performance for hotels in continuing operations in our Consolidated Statements of Operations. However, for purposes of our Non-GAAP reporting metrics, we have excluded the results of these hotels to provide a meaningful same-store comparison.

(b)
Consolidated hotel lease expense represents the percentage lease expense of our 51% owned operating lessees. The offsetting percentage lease revenue is included in equity in income from unconsolidated entities.

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FelCor Lodging Trust Incorporated Fourth Quarter 2015 Operating Results
February 25, 2016

Reconciliation of Forecasted Net Income Attributable to FelCor to Forecasted Adjusted FFO
and Adjusted EBITDA
(in millions, except per share data)

	Full Year 2016 Guidance
	Low		High
	Dollars	Per Share Amount(a)	Dollars	Per Share Amount(a)
Net income attributable to FelCor(b)	$35.6		$49.0
Preferred dividends	(25.1)		(25.1)
Net income attributable to FelCor common stockholders	10.5	$0.07	23.9	$0.17
Depreciation(c)	115.2		115.2
Noncontrolling interests in FelCor LP	0.7		0.7
FFO and Adjusted FFO	$126.4	$0.90	$139.8	$0.99

Net income attributable to FelCor(b)	$35.6		$49.0
Depreciation(c)	115.2		115.2
Interest expense(c)	77.0		81.6
Income taxes	1.2		1.2
Preferred distributions - consolidated joint venture	1.1		1.1
Noncontrolling interests in FelCor LP	0.7		0.7
EBITDA	$230.8		$248.8
Amortization of stock compensation	7.2		7.2
Adjusted EBITDA	$238.0		$256.0

(a)	Weighted average shares are 141.0 million.

(b)	Excludes any gains or losses on future asset or capital transactions.

(c)	Includes pro rata portion of unconsolidated entities.

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FelCor Lodging Trust Incorporated Fourth Quarter 2015 Operating Results
February 25, 2016

Substantially all of our non-current assets consist of real estate. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider supplemental measures of performance, which are not measures of operating performance under GAAP, to be helpful in evaluating a real estate company’s operations. These supplemental measures are not measures of operating performance under GAAP. However, we consider these non-GAAP measures to be supplemental measures of a hotel REIT’s performance and should be considered along with, but not as an alternative to, net income (loss) attributable to FelCor as a measure of our operating performance.
FFO and EBITDA
The National Association of Real Estate Investment Trusts (“NAREIT”) defines Funds From Operations (“FFO”) as net income or loss attributable to parent (computed in accordance with GAAP), excluding gains or losses from sales of property, plus depreciation, amortization and impairment losses. FFO for unconsolidated partnerships and joint ventures are calculated on the same basis. We compute FFO in accordance with standards established by NAREIT. This may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do.
Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) is a commonly used measure of performance in many industries. We define EBITDA as net income or loss attributable to parent (computed in accordance with GAAP) plus interest expenses, income taxes, depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect EBITDA on the same basis.
Adjustments to FFO and EBITDA
We adjust FFO and EBITDA when evaluating our performance because management believes that the exclusion of certain additional items provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted FFO, and Adjusted EBITDA when combined with GAAP net income attributable to FelCor, EBITDA and FFO, is beneficial to an investor’s better understanding of our operating performance.

•
Gains and losses related to extinguishment of debt and interest rate swaps - We exclude gains and losses related to extinguishment of debt and interest rate swaps from FFO and EBITDA because we believe that it is not indicative of ongoing operating performance of our hotel assets. This also represents an acceleration of interest expense or a reduction of interest expense, and interest expense is excluded from EBITDA.

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FelCor Lodging Trust Incorporated Fourth Quarter 2015 Operating Results
February 25, 2016

•
Cumulative effect of a change in accounting principle - Infrequently, the Financial Accounting Standards Board promulgates new accounting standards that require the consolidated statements of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments in computing Adjusted FFO and Adjusted EBITDA because they do not reflect our actual performance for that period.

•
Other expenses and costs - From time to time, we periodically incur expenses or transaction costs that are not indicative of ongoing operating performance. Such costs include, but are not limited to, conversion costs, acquisition costs, pre-opening costs, severance costs and certain non-cash adjustments. We exclude these costs from the calculation of Adjusted FFO and Adjusted EBITDA.

•
Variable stock compensation - We exclude the cost associated with our variable stock compensation. This cost is subject to volatility related to the price and dividends of our common stock that does not necessarily correspond to our operating performance.

In addition, to derive Adjusted EBITDA, we exclude gains or losses on the sale of depreciable assets and impairment losses because including them in EBITDA is inconsistent with reporting the ongoing performance of our remaining assets. Additionally, the gain or loss on sale of depreciable assets and impairment losses represents either accelerated depreciation or excess depreciation in previous periods, and depreciation is excluded from EBITDA. We also exclude the amortization of our fixed stock and directors’ compensation, which is included in corporate expenses and is not separately stated on our statements of operations. Excluding amortization of our fixed stock and directors’ compensation maintains consistency with the EBITDA definition.
Hotel EBITDA and Hotel EBITDA Margin
Hotel EBITDA and Hotel EBITDA margin are commonly used measures of performance in the hotel industry and give investors a more complete understanding of the operating results over which our individual hotels and brand/managers have direct control. We believe that Hotel EBITDA and Hotel EBITDA margin are useful to investors by providing greater transparency with respect to two significant measures that we use in our financial and operational decision-making. Additionally, using these measures facilitates comparisons with other hotel REITs and hotel owners. We present Hotel EBITDA and Hotel EBITDA margin in a manner consistent with Adjusted EBITDA, however, we also eliminate all revenues and expenses from continuing operations not directly associated with hotel operations, including other income and corporate-level expenses. We eliminate these additional items because we believe property-level results provide investors with supplemental information into the ongoing operational performance of our hotels and the effectiveness of management on a property-level basis. We also eliminate consolidated percentage rent paid to unconsolidated entities, which is effectively eliminated by noncontrolling interests and equity in income from unconsolidated subsidiaries, and include the cost of unconsolidated taxes, insurance and lease expense, to reflect the entire operating costs applicable to our consolidated hotels. Hotel EBITDA and Hotel EBITDA margins are presented on a same-store basis.

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FelCor Lodging Trust Incorporated Fourth Quarter 2015 Operating Results
February 25, 2016

Use and Limitations of Non-GAAP Measures
We use FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Same-store Adjusted EBITDA, Hotel EBITDA and Hotel EBITDA margin to evaluate the performance of our hotels and to facilitate comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital intensive companies. We use Hotel EBITDA and Hotel EBITDA margin in evaluating hotel-level performance and the operating efficiency of our hotel managers.
The use of these non-GAAP financial measures has certain limitations. As we present them, these non-GAAP financial measures may not be comparable to similar non-GAAP financial measures as presented by other real estate companies. These measures do not reflect certain expenses or expenditures that we incurred and will incur, such as depreciation, interest and capital expenditures. We compensate for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our reconciliations to the most comparable GAAP financial measures, and our consolidated statements of operations and cash flows, include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures.
These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

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